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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 5, 2002


                              PLATO LEARNING, INC.
                              --------------------
             (Exact name of Registrant as specified in its charter)


Delaware                                0-20842                       36-3660532
--------                                -------                       ----------
(State or other jurisdiction   (Commission File Number)         (I.R.S. Employer
of incorporation)                                         Identification Number)


10801 Nesbitt Avenue South, Bloomington, MN                              55437
--------------------------------------------                             -----
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code:  (952) 832-1000
                                                     --------------


                                 Not Applicable
                                 --------------
                        (Former name or former address if
                           changed since last report)









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ITEM 5. OTHER EVENTS

On December 5, 2002, we issued the following press release:

                                                                   PRESS RELEASE

For Immediate Release                           Contacts:
                                                John Murray, President and CEO
                                                Greg Melsen, VP Finance and CFO
                                                Steve Schuster, VP and Treasurer
                                                PLATO Learning, Inc.
                                                952.832.1000

                              PLATO LEARNING, INC.
               ANNOUNCES INTENT TO RESTATE 1999 INCOME TAX BENEFIT

      COMPANY SEES NO ADVERSE EFFECT ON CURRENT OR FUTURE OPERATING RESULTS


MINNEAPOLIS, MN -- DECEMBER 5, 2002 -- PLATO Learning, Inc. (NASDAQ: TUTR) today announced that it intends to restate its historical financial statements to reduce the income tax benefit recognized in the fourth quarter of fiscal 1999 from approximately $10 million to $6 million. This adjustment will also reduce the Company's deferred income tax asset, total assets and total stockholders' equity by approximately $4 million as of October 31, 1999 and subsequent balance sheet dates.

The Company discovered a miscalculation of its accumulated net operating loss carryforward in the process of analyzing its deferred income tax assets as of October 31, 2002. In the fourth quarter of its fiscal year ended October 31, 1999, the Company had reversed approximately $10.2 million of a valuation allowance placed on the Company's deferred tax asset. This reversal was overstated because of the miscalculation of the related net operating loss carryforward. In its disclosures, the Company has explained the fiscal 1999 reversal of this valuation allowance as a nonrecurring tax benefit and not as an indication of operating results.

The impact of this miscalculation is not significant to operations in periods subsequent to October 31, 1999. The restatement will not have any adverse effect on the Company's operating results for the quarter or fiscal year ended October 31, 2002 or its operations or business outlook for future fiscal periods.

INVESTOR CONFERENCE CALL
This topic will be discussed during our regularly scheduled quarterly conference call today at 3:45 PM (CDT). The dial-in number for this call is 1-877-775-1746. Please call about ten minutes prior and inform the operator you are participating in PLATO Learning Inc.'s call. Should you be unable to attend the live conference call, a recording will be available to you from 6:00 p.m. on December 5, 2002 thru midnight December 12, 2002. To access the recording call:
1-800-642-1687. At the prompt, enter pass code number 6387280.



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ABOUT PLATO LEARNING
PLATO Learning, Inc. is a leading provider of computer-based and e-learning instruction, offering basic to advanced level courseware in reading, writing, math, science, social studies, and life and job skills. The PLATO(R) Learning System and PLATO(R) Web Learning Network provide more than 3,500 hours of objective-based, problem-solving courseware and include assessment, alignment and management tools to create standards based curricula and facilitate the learning process.

PLATO Learning, Inc. is a publicly held company traded as TUTR on the NASDAQ-NMS. PLATO(R) educational software is marketed to K-12 schools, colleges, job training programs, correctional institutions, military education programs, corporations and consumers. PLATO software is delivered via networks, CD-ROM, the Internet and private intranets. It is available for immediate purchase and electronic download on the Company's Web site.

PLATO Learning is headquartered at 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437, (952) 832-1000 or (800) 869-2000. The Company has domestic offices throughout the United States and international offices in the United Kingdom and Canada. International distributors are located in Puerto Rico, Singapore, South Africa and the United Arab Emirates. The Company's Web address is www.plato.com.

FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the disclosures in this news release are forward-looking statements made under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks and uncertainties include: the availability and unpredictability of government funding on which our customers are dependent, the capital and operating spending patterns of our customers, the ability to attract and retain customers, the size, timing and product mix of customer orders, the introduction and acceptance of competitive products, our ability to adapt to technological changes and meet evolving industry standards, and our ability to economically introduce new products on a timely basis. These risks and other relevant risks are described in more detail in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2001 and in its Quarterly Form 10-Qs for the fiscal year ended October 31, 2002.

(R) PLATO is a registered trademark of PLATO Learning, Inc.





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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on December 5, 2002.

                                           PLATO LEARNING, INC.

                                     By    /s/ Gregory J. Melsen
                                           -----------------------------------
                                           Gregory J. Melsen
                                           Vice President, Finance and
                                           Chief Financial Officer



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